SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2003

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive Bedford, Massachusetts 01730
(Address of Principal Executive Offices) (Zip Code)

(781) 271-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

This Current Report on Form 8-K is filed by Cambridge Heart, Inc., a Delaware corporation (the “Registrant”), in connection with the matters described herein.

Item 5.              Other Events and Required FD Disclosure.

Pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), the full text of a press release issued by the Registrant on May 12, 2003 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 12, 2003, the Registrant announced that it has entered into an agreement for the sale of up to $6.5 million of the Registrant’s Series A Convertible Preferred Stock to Medtronic, Inc. and a group of private investors led by Robert Khederian, a member of the Registrant’s Board of Directors.  The Registrant intends to use the proceeds of the financing to fund its ongoing operations.

Under the terms of the financing, the Registrant issued and sold 696,825 shares of its Series A Preferred Stock at a purchase price of $4.42 per share, or a total of approximately $3.1 million.  Each share of Series A Preferred Stock is convertible into a number of shares of Common Stock equal to $4.42 divided by the conversion price of the Series A Preferred Stock, which is initially $0.34.  Each share of Series A Preferred Stock is currently convertible into 13 shares of Common Stock.  The total number of shares of Common Stock initially issuable upon conversion of the 696,825 shares of Series A Preferred Stock issued and sold in the financing is 9,058,725.

The Registrant also issued to the investors, other than Medtronic, short-term warrants exercisable for a total of 705,852 shares of Series A Preferred Stock.  There are six tranches of short-term warrants that expire in monthly intervals starting September 1, 2003.  The exercise price of these warrants is the lower of $4.42 or 13 times the 20 day average closing price of the Registrant’s Common Stock prior to the expiration date of these warrants.  The Registrant may extend the expiration date of up to three tranches of warrants as follows:  to March 1, 2004 for the first tranche so extended, to April 1, 2004 for the second tranche so extended, and to May 1, 2004 for the third tranche so extended.

The Registrant also issued to Medtronic and members of the private investment group long-term warrants exercisable for 30% of the total number of shares of Series A Preferred Stock purchased through the initial investment and the exercise of the short-term warrants.  The exercise price of Medtronic’s long-term warrant is $4.42 and the exercise price of the long-term warrants issued to the other investors is $5.525.  These warrants expire on January 1, 2009.

The conversion price of the Series A Preferred Stock is subject to adjustment in certain circumstances.  If the Registrant issues shares of Common Stock at a purchase price below the conversion price of the Series A Preferred Stock prior to November 12, 2004, the conversion price of the Series A Preferred Stock will be adjusted to equal such purchase price.  The conversion price may also be adjusted following the last expiration date of the six tranches of short-term warrants if the revenue of the Registrant is below a specified amount for the period beginning April 1, 2003 and ending on either March 31, 2004 or June 30, 2004 (based upon when the last tranche of the short-term warrants expires).  In that event, the conversion price of the Series A Preferred Stock will be adjusted to equal the lowest final exercise price per share of Series A Preferred Stock of the six tranches of short-term warrants (whether or not any of the short-term warrants are exercised).

In connection with this financing and in order to address certain payment obligations in existing agreements with The Tail Wind Fund Ltd., the Registrant also issued to Tail Wind short-term warrants exercisable for 67,872 shares of Series A Preferred Stock and a long-term warrant exercisable for 75% of the total number of shares of Series A Preferred Stock purchased through the exercise of Tail Wind’s short-term warrants.  The exercise prices and the expiration dates of Tail Wind’s warrants are consistent with the warrants that were issued to the other private investors.  The Registrant also amended a warrant to purchase 82,500 shares of Common Stock held by Tail Wind to reduce the exercise price from $3.50 to $0.34 per share.

The Registrant has agreed to file with the Securities and Exchange Commission a registration statement registering all of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of all of the warrants.

The Registrant also has agreed that it or a successor entity will pay Medtronic $2.5 million immediately prior to any consolidation, merger, sale of all or substantially all of its assets or similar transaction that occurs prior to November 12, 2005, unless the successor entity agrees by written instrument reasonably satisfactory to Medtronic to provide support for the Microvolt T-Wave Alternans Testing for Risk Stratification of Post MI Patients clinical study in substantially the same manner and at the same level as provided by the Registrant prior to the consummation of such transaction.

The holders of the Series A Preferred Stock (other than Medtronic and Tail Wind) are entitled to elect two members to the Board of Directors of the Registrant.  They will be entitled to elect one additional member following the payment of an aggregate of $1.5 million for the purchase of shares of Series A Preferred Stock upon exercise of the warrants, and will be entitled to elect another additional member following the payment of an aggregate of $3.0 million for the purchase of shares of Series A Preferred Stock upon exercise of the warrants.

As a result of this transaction, the Registrant has made adjustments to three outstanding warrants pursuant to the antidilution provisions contained in two of the warrants and pursuant to an Antidilution Agreement regarding the third warrant.  The exercise prices of the warrants issued December 21, 2001 to Tail Wind to purchase 459,770 shares of Common Stock and to

Robert P. Khederian to purchase 172,414 shares of Common Stock were adjusted from $2.28 to $0.34 per share.  The warrant issued to Silicon Valley Bank for the purchase of 21,053 shares of Common Stock at an exercise price of $2.28 per share was adjusted so that such warrant is exercisable for 37,110 shares at an exercise price of $1.2935 per share.

The securities described herein will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing summary description of the terms of the securities issued by the Registrant is qualified in its entirety by reference to the definitive transaction documents, which are attached as exhibits to this Current Report on Form 8-K.

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Registrant’s current judgment on certain issues.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors which could cause actual results to differ materially are described under “Factors Which May Affect Future Results” in the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2002 on file with the Commission and are incorporated herein by reference.

Item 7.              Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth on page 6 hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: May 13, 2003	By:	/s/ David A. Chazanovitz
David A. Chazanovitz
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-04879).

3.2

Certificate of Amendment of Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-20991).

3.3	Certificate of Designations of the Preferred Stock of the Registrant to be Designated Series A Convertible Preferred Stock, dated as of May 12, 2003.

10.1	Securities Purchase Agreement, dated as of May 12, 2003, by and among the Registrant and the purchasers set forth on Schedule I thereto.

10.2	Registration Rights Agreement, dated as of May 12, 2003, by and among the Registrant and the signatories thereto.

10.3	Form of Short-Term Warrant to purchase shares of Series A Preferred Convertible Stock of the Registrant issued on May 12, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.4	Form of Long-Term Warrant to purchase shares of Series A Preferred Convertible Stock of the Registrant issued on May 12, 2003 in connection with the sale of the Series A Convertible Preferred Stock.

10.5	Warrant to purchase shares of Series A Preferred Convertible Stock of the Registrant issued on May 12, 2003 to Medtronic, Inc. in connection with the sale of the Series A Convertible Preferred Stock.

99.1	Press Release dated May 12, 2003.